EXHIBIT 2

UNITED STATES

SUBSCRIPTION AGREEMENT FOR UNITS

INSTRUCTIONS: To properly complete this Subscription Agreement:

(1)	All subscribers must complete all boxes on this face page.

(2)	All subscribers must complete and sign Exhibit 1 and Exhibit 2.

(3)	All subscribers should return their completed documents by email or fax to the Corporation at nrusaw@transitiontherapeutics.com or 416-260-2886, Attention: N. Nicole Rusaw

This Subscription Agreement is comprised of 9 pages (not including Exhibits 1 and 2)

TO:	Transition Therapeutics Inc. (the Corporation)

The undersigned (hereinafter referred to as the Subscriber) hereby irrevocably subscribes for and agrees to purchase the number of units of the Corporation (Units) set forth below for the aggregate subscription price set forth below (the Aggregate Subscription Price), representing a subscription price of US$4.19 per Unit, upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Units of Transition Therapeutics” attached hereto (together with the face pages and the attached Exhibits, the Subscription Agreement). Each Unit consists of (i) one common share in the capital of the Corporation (a Common Share), (ii) 0.325 Common Share purchase warrant with a purchase price of US$4.60 per whole Warrant (the 460 Warrants), and (iii) 0.400 Common Share purchase warrant with a purchase price of US$6.50 per whole Warrant (the 650 Warrants and collectively with the 460 Warrants, the Warrants), with each whole Warrant entitling the holder thereof to purchase one Common Share for a period of twenty four months from the Closing Date (as defined herein).

(Name of Subscriber - please print)

By:

      (Authorized Signature)

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)

(Subscriber’s Residential Address)

(Telephone Number)

(E-Mail Address)

Number of Units: Aggregate Subscription Price: US$ (No. of Units x US$[•] per Unit)
Register the Units as set forth below: (Name) (Account reference, if applicable) (Address)	Deliver the Units as set forth below: (Name) (Account reference, if applicable) (Contact Name) (Address)

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Subscriber’s Present Holdings:

The Subscriber represents that securities of the Corporation presently owned (beneficially, directly or indirectly) by the Subscriber or over which the Subscriber exercises control or direction, are as follows (please indicate “nil” if you do not currently own or control any securities of the Corporation):

Type of Securities Presently Owned	Number or Amount

The Subscriber represents that the Subscriber is ☐ or is not ☐ (check one) an insider of the Corporation (as defined in Exhibit 2).

The Subscriber represents that the Subscriber is ☐ or is not ☐ (check one) a promoter of the Corporation (as defined in Exhibit 2).

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

                                             , 2013.

TRANSITION THERAPEUTICS INC. By:	Subscription No:

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TERMS AND CONDITIONS OF SUBSCRIPTION FOR

UNITS OF TRANSITION THERAPEUTICS INC.

Terms of the Offering

1. The Subscriber acknowledges that this subscription is subject to rejection, acceptance or allotment by the Corporation in whole or in part.

2. The Subscriber acknowledges that the Units subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to 2,625,300 Units at a subscription price of US$4.19 per Unit (the Offering) but that completion of the Offering is not subject to the Corporation receiving any minimum amount of subscriptions.

Representations and Warranties of the Corporation

3.	The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)	the Corporation is a duly incorporated and validly subsisting corporation under the laws of its jurisdiction of incorporation and is duly registered to carry on business in each jurisdiction where such registration is necessary; and

(b)	the Corporation has full corporate power and authority to execute, deliver and perform each of its obligations under this Subscription Agreement, including the issuance of the Common Shares, the Warrants and the Common Shares issuable upon exercise of the Warrants (collectively, the Securities); and

(c)	the Corporation is and will be at the Closing Time a “reporting issuer” as such term is defined under the Applicable Securities Laws (as defined below) in the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario and Quebec (the Canadian Reporting Jurisdictions) and files reports with the U.S. Securities and Exchange Commission (the SEC and together with the Canadian Reporting Jurisdictions, the Reporting Jurisdictions) and is not and at the Closing Time will not be in default of any requirement in relation thereto. For purposes hereof the term Applicable Securities Laws means, collectively, all applicable securities legislation and the respective rules and regulation made thereunder, together with applicable published policy statements, instruments, orders and rulings of the securities regulatory authorities in the Reporting Jurisdictions; and

(d)	the Common Shares of the Corporation are listed and posted for trading on the Toronto Stock Exchange (the TSX) under the symbol “TTH” and on The Nasdaq Stock Market (Nasdaq) under the symbol “TTHI”; and

(e)	no order by any securities commission or similar regulatory body preventing, ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued which remains outstanding and no proceedings for such purposes have been instituted or, to the knowledge of the Corporation threatened; and

(f)	except as disclosed in the Public Record (as defined below), there has been no material adverse effect on, or material adverse change in, or a group of such effects on or changes in (i) the assets, business, properties, prospects, operations, or financial condition of the Corporation and its subsidiaries, taken as a whole, or (ii) the ability of the Corporation to perform its obligations under this Agreement, since the date of the most recently audited financial statements (the Financial Statements) other than as has been disclosed in the forms, reports, schedules, statements, certifications, material change reports and other documents filed with the applicable securities regulatory authorities in the Reporting Jurisdictions in compliance or intended compliance with Applicable Securities Laws (such form, reports, schedules, statements, certifications, material change reports and other documents referred to in this Subsection as the Public Record); and

(g)	the Financial Statements were prepared in accordance with International Financial Reporting Standards consistently applied (except as otherwise stated therein or in the notes thereto) and fairly present in all material respects the financial condition of the Corporation and other entities covered thereby at the respective dates of such statements, and the results of their operations for the periods covered thereby; and

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(h)	the Public Record did not contain any misrepresentation within the meaning of Applicable Securities Laws as of the respective dates of filing; and

(i)	this Subscription Agreement, when accepted by the Corporation, will constitute a valid and binding obligation of the Corporation, enforceable in accordance with its terms; and

(j)	the Common Shares and the Common Shares issuable upon the exercise of the Warrants, when issued in accordance with this Subscription Agreement will be duly and validly created, authorized and issued, and be fully paid and non-assessable shares in the capital of the Corporation; and

(k)	the Corporation is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Subscription Agreements by the Corporation or any of the transactions contemplated thereby, does not and will not result in any breach of or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, by-laws or resolutions of shareholders or directors of the Corporation, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which it is bound, or any law, judgment, decree, order, statute, rule or regulation applicable to the Corporation, which default or breach might reasonably be expected to materially adversely affect the business, operations, assets, capital or condition (financial or otherwise) of the Corporation; and

(l)	there are no actions, suits, proceedings or inquiries pending or threatened against or affecting the Corporation at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality which in any way materially adversely affects, or may in any way materially adversely affect, the business, operations, capital or condition (financial or otherwise) of the Corporation or its assets or which affects or may affect the distribution of the Units and the Corporation is not aware of any existing ground on which such action, suit, proceeding or inquiry might by commenced with any reasonable likelihood of success.

Representations, Warranties and Covenants of the Subscriber

4.	The Subscriber represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that both at the date hereof and at the Closing Time (as defined herein):

(a)	it has been independently advised as to restrictions with respect to trading in the Securities imposed by applicable securities laws, confirms that no representation (written or oral) has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Securities, the risks relating to an investment therein and of the fact that it may not be able to resell the Securities except in accordance with limited exemptions under Applicable Securities Laws until expiry of the applicable restricted period and compliance with the other requirements of Applicable Securities Laws; and it agrees that, in addition to any further legend which may be required by the Toronto Stock Exchange, any certificates representing the Common Shares, the Warrants and (if applicable) the Common Shares issuable upon exercise of the Warrants are to bear the following legend indicating that the resale of such securities is restricted (in addition to any other legend required under the Applicable Securities Laws of the United States described in Exhibit 1):

“Unless permitted under securities legislation, the holder of this security must not trade the security before December 16, 2013.”

and the Subscriber further acknowledges that it has been advised to consult its own legal counsel in its jurisdiction of residence for full particulars of the resale restrictions applicable to it; and

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(b)	it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document (other than an annual report, annual information form, interim report, information circular or any other continuous disclosure document, the content of which is prescribed by Applicable Securities Laws) describing or purporting to describe the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision in respect of the Securities; and

(c)	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement (including electronic display and the internet) with respect to the distribution of the Securities; and

(d)	it understands that the Securities are being offered for sale only on a “private placement” basis and that the sale and delivery of the Securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or delivery of an offering memorandum or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum and, as a consequence (i) the Subscriber is restricted from using most of the civil remedies available under Applicable Securities Laws, (ii) the Subscriber may not receive information that would otherwise be required to be provided to it under Applicable Securities Laws, and (iii) the Corporation is relieved from certain obligations that would otherwise apply under Applicable Securities Laws; and

(e)	it is purchasing the Units as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Units, it is resident in, was offered the Units in and executed this Agreement in the jurisdiction set out as the “Subscriber’s Residential Address” on the face page hereof, and it is an “accredited investor” that meets the requirements set forth in Rule 501(a)1, 2, 3, 4, 5, 6, 7 or 8 of Regulation D under the United States Securities Act of 1933, as amended (the U.S. Securities Act) and has concurrently executed and delivered a Representation Letter in the form attached to this Subscription Agreement as Exhibit 1; and

(f)	it is an “accredited investor” for the purposes of the Applicable Securities Laws of Canada as defined in Schedule A to Exhibit 2 attached hereto, it was not created and is not used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of such definition and it has concurrently executed and delivered a Representation Letter in the form attached to this Subscription Agreement as Exhibit 2; and

(g)	it certifies that it is not resident in or otherwise subject to applicable securities laws of any province or territory of Canada and it acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(ii)	there is no government or other insurance covering the Securities;

(iii)	there are risks associated with the purchase of the Securities;

(iv)	there are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

(v)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta), the Securities Act (British Columbia), and the Securities Act (Ontario) and other Applicable Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta), the Securities Act (British Columbia), and the Securities Act (Ontario) and other Applicable Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(vi)	the certificate representing the Securities will be endorsed with legends stating that the Securities will be subject to restrictions on resale in accordance with Applicable Securities Laws; and

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(h)	it undertakes and agrees that it will not resell the Securities, except in accordance with the provisions of Applicable Securities Laws and stock exchange rules; and

(i)	if it is not an individual, it pre-existed the offering of the Securities and has a bona fide business purpose other than the investment in the Securities and was not created, formed or established solely or primarily to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of Applicable Securities Laws; and

(j)	if it is a corporation, partnership, trust, unincorporated association or other entity, it has the legal capacity to enter into and be bound by this Subscription Agreement and further certifies that all necessary approvals of directors, trustees, fiduciaries, shareholders, partners, stakeholders, holders of voting securities or otherwise have been given and obtained; and

(k)	if it is an individual, it is of the full age of majority and is legally competent to execute this Subscription Agreement and take all action pursuant hereto; and

(l)	the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber, or if the Subscriber is not a natural person, any of such person’s constating documents, or any agreement to which such person is a party or by which it is bound; and

(m)	this Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber; and

(n)	it has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Securities and is able to, and agrees to, bear the economic risk of loss of its investment; and

(o)	except for the representations and warranties made by the Corporation herein, it has relied solely upon publicly available information relating to the Corporation and not upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation; and

(p)	acknowledges that the Corporation’s counsel is acting as counsel to the Corporation and not as counsel to the Subscriber (or any person on whose behalf the Subscriber is contracting); and

(q)	if required by Applicable Securities Laws or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Securities (including, without limitation this Subscription Agreement and the Representation Letters in the forms attached as Exhibits 1 and 2); and

(r)	the acquisition of the Securities hereunder by the Subscriber will not result in the Subscriber becoming a “control person” in respect of the Corporation, as defined under Applicable Securities Laws; and

(s)	no person has made to the Subscriber any written or oral representations (i) that any person will resell or repurchase the Securities (except in accordance with the articles of the Corporation), or (ii) that any person will refund the purchase price of the Securities, or (iii) as to the future price or value of the Securities, or (iv) as to any of the Securities being issued pursuant to this Subscription Agreement being listed on any stock exchange; and

(t)

the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the PCMLA) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and

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other information relating to this Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(u)	the Subscriber has been encouraged to obtain independent legal, income tax and investment advice with respect to this subscription for Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement.

Closing

5. The Subscriber agrees to deliver by email or fax to the Corporation at nrusaw@transitiontherapeutics.com or 416-260-2886, Attention: N. Nicole Rusaw: (a) this duly completed and executed Subscription Agreement; and (b) fully executed and completed Representation Letters in the forms of Exhibits 1 and 2 attached hereto on or before the date of the public announcement of the Offering by the Corporation.

6. The Subscriber agrees to wire (pursuant to the instructions below) to the Corporation no later than 5:00 p.m. (Toronto time) on the day that is two business days before the Closing Date (as defined below) the Aggregate Subscription Price or to make payment of the Aggregate Subscription Price in such other manner as is acceptable to the Corporation. If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the Aggregate Subscription Price will be promptly returned to it without interest. For the purposes hereof, “business day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks in Toronto, Ontario are not open for business. The wire instructions are as follows:

WIRE INSTRUCTIONS (Incoming US$ wires):

Beneficiary: Transition Therapeutics Inc.

Beneficiary Address: 101 College St., Suite 220, Toronto, ON., M5G 6X5

Beneficiary Bank: RBC Royal Bank

Bank Address: 6880 Financial Dr., Mississauga, Ontario L5N 7Y5

Account #:4006144

Branch #/Transit: 03212

Bank #: 003

SWIFT Code: ROYCCAT2

Currency: USD

Intermediary/Correspondent Bank: JP Morgan Chase

SWFIT Code: CHASUS33 ABA #: 021000021

7. The sale of the Units pursuant to this Subscription Agreement will be completed at the offices of Norton Rose Fulbright Canada LLP, the Corporation’s counsel, in Calgary, Alberta at 8:30 a.m. (Toronto time) or such other time as is established by the Corporation (the Closing Time) on August 15, 2013 or such other date as is established by the Corporation (the Closing Date). At the Closing Time, the Subscriber shall have delivered to the Corporation this Subscription Agreement and the Aggregate Subscription Price against delivery by the Corporation of the certificates representing the Common Shares and the Warrants.

8. The Corporation shall be entitled to rely on an executed copy of this Subscription Agreement delivered via facsimile or electronically (including e-mail), and acceptance by the Corporation of such executed copy of this Subscription Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document. If less than a complete copy of this Subscription Agreement is delivered to the Corporation at the Closing Time, the Corporation shall be entitled to assume that the Subscriber accepts and agrees with all of the terms and conditions of this Subscription Agreement on the pages not delivered at the Closing Time unaltered.

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General

9. The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the Subscriber’s execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Securities. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and its counsel in determining the eligibility of a purchaser of Units and the Subscriber agrees to indemnify and save harmless the Corporation and its affiliates, shareholders, directors, officers, employees, counsel and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Corporation at 101 College St., Suite 220, Toronto, ON., M5G 6X5, Attention: N. Nicole Rusaw, Telephone: 416-260-7770 x202; Email: nrusaw@transitiontherapeutics.com , of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

10. The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the TSX and any other required regulatory approvals.

11. The Subscriber acknowledges that this Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Securities under applicable securities laws, preparing and registering certificates representing the Securities to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information will be included in closing books prepared in connection with the Offering and may be disclosed by the Corporation to: (i) stock exchanges and/or securities regulatory authorities (including the OSC and BCSC, as defined below); (ii) the Corporation’s registrar and transfer agent; (iii) Canadian tax authorities; (iv) any of the other parties involved in the Offering, including legal counsel; and (v) other parties subsequent to the Offering, including legal counsel, reviewing closing books prepared in connection with the Offering. By executing this Subscription Agreement, the Subscriber:

(a)	consents to the foregoing collection, use and disclosure of the Subscriber’s personal information;

(b)	consents to the filing of copies or originals of any of the Subscriber’s documents delivered in connection with this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby;

(c)	acknowledges that it has been notified by the Corporation (i) of the requirement to deliver to the Ontario Securities Commission (the OSC) the full name, residential address and telephone number of the purchaser of the securities, the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution; (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation; (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (iv) that the Administrative Support Clerk can be contacted at Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, or at (416) 593-3684, and can answer any questions about the OSC’s indirect collection of this information; and

(d)	acknowledges that it has been notified by the Corporation that the following information concerning the Subscriber required to be delivered to the British Columbia Securities Commission (the BCSC) will be made public: (i) if the Subscriber is an individual, the full name of the Subscriber, whether or not the Subscriber is an insider of the Corporation or a registrant, the number and type of Units purchased and the total purchase price paid pursuant to the Offering; or (ii) if the Subscriber is not an individual, the full name, address and telephone number of a contact person of the Subscriber, whether or not the Subscriber is an insider of the Corporation or a registrant, the number and type of Units purchased and the total purchase price paid pursuant to the Offering.

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12. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Securities to the Subscriber shall be borne by the Subscriber.

13. The contract arising out of this Subscription Agreement and all documents relating thereto is governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario.

14. Time is of the essence hereof.

15. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

16. The terms and provisions of this Subscription Agreement are binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, except for as otherwise herein provided, this Subscription Agreement is not assignable by any party hereto without prior written consent of the other parties.

17. The Subscriber agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber.

18. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

19. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement does not affect the validity, legality or enforceability of any other provision hereof.

20. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

21. The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

22. In this Subscription Agreement (including exhibits), references to “$” are to Canadian dollars, unless otherwise indicated.

EXHIBIT 1

REPRESENTATION LETTER

(FOR ALL SUBSCRIBERS)

TO:	Transition Therapeutics Inc. (the Corporation)

(Capitalized terms not specifically defined in this Exhibit have the meaning ascribed to them in the Subscription Agreement to which this Exhibit is attached)

In connection with the execution by the undersigned Subscriber of the Subscription Agreement of which this Representation Letter forms a part, the undersigned Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units and it is able to bear the economic risk of loss of its entire investment.

2.	The Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and it has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Units.

3.	It is acquiring the Units as principal for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Units.

4.	It understands the Units have not been and will not be registered under the United States Securities Act of 1933, as amended (the U.S. Securities Act), or the securities laws of any state of the United States, and that the sale contemplated hereby is being made in reliance on an exemption from such registration requirements and that the Units cannot be resold, pledged or otherwise transferred, directly or indirectly, unless they are registered under the U.S. Securities Act or unless an exemption or exclusion from registration thereunder is available.

5.	It satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US$5,000,000;

A trust that (a) has total assets in excess of US$5,000,000, (b) was not formed for the specific purpose of acquiring the Units and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Units;

A bank as defined in Section 3(a)(2) of the U.S. Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual capacity or fiduciary capacity;

A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934;

An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act;

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees that has total assets in excess of US$5,000,000;

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 for which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or that has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

An investment company registered under the United States Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958;

A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940;

A director or executive officer of the Corporation;

A natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds US$1,000,000;

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

An entity in which all of the equity owners are accredited investors.

6.	It has not purchased the Units as a result of any form of general solicitation or general advertising (as such terms are used in Regulation D under the U.S. Securities Act), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

7.	If it decides to offer, sell, pledge or otherwise transfer any of the Securities, it will not offer, sell, pledge or otherwise transfer any of such Securities, directly or indirectly, unless:

(a)	the transfer is made pursuant to registration of the Securities under the U.S. Securities Act;

(b)	the transfer is to the Corporation;

(c)	the transfer is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(d)	the transfer is made pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and, in either case, in accordance with any applicable state securities or “blue sky” laws; or

(e)	the Securities are transferred in any other transaction that does not require registration under the U.S. Securities Act or any applicable state securities or “blue sky” laws; and

it has prior to any transfer pursuant to subsection (d) or (e) (and if required by the Corporation or the registrar and transfer agent for the Securities, subsection (b)) furnished to the Corporation an opinion of counsel or other evidence reasonably satisfactory to the Corporation to such effect.

8.	Upon the original issuance of the Common Shares, the Warrants and (if applicable) the Common Shares issuable upon exercise of the Warrants, until such time as it is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the the Common Shares, the Warrants and (if applicable) the Common Shares issuable upon exercise of the Warrant (and any certificates issued in exchange or substitution for the Securities) will bear a legend in substantially the form as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF TRANSITION THERAPEUTICS INC (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES, AFTER THE HOLDER HAS, IN THE CASE OF (C) OR (D) ABOVE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

If the Corporation is a “foreign issuer” within the meaning of Regulation S under the U.S. Securities Act at the time of transfer outside the United States in accordance with Rule 904 of Regulation S, a new certificate, which will constitute “good delivery” in settlement of transactions on Canadian stock exchanges, will be made available to the Subscriber upon provision by the Subscriber of a declaration in the form attached as Appendix A or in such other form that is acceptable to the Corporation, together with any other evidence, which may include a legal opinion reasonably satisfactory in form and substance to the Corporation, required by the Corporation or the registrar and transfer agent for the Securities.

If any of the Securities are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

9.	It understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission (the SEC) or with any state securities administrator any registration statement in respect of resales of the Securities in the United States.

10.	It understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, holding or disposition of the Securities. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition, holding or disposition of such Securities and the Subscriber acknowledges that it is solely responsible for determining the tax consequences of its investment. In particular, no determination has been made whether the Corporation is, or will be, a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

11.	It understands and agrees that the financial statements of the Corporation have been prepared in accordance with International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

12.	It consents to the Corporation making a notation on its records or giving instructions to any transfer agent for the Securities in order to implement the restrictions on transfer set forth and described in this Exhibit 1.

13.	It understands that the Securities are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and that the U.S. Securities Act and the rules of the SEC provide that the Subscriber may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption or exclusion from registration under the U.S. Securities Act, and the Subscriber understands that the Corporation has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder) or state securities laws. Accordingly, the Subscriber understands that absent registration, under the rules of the SEC, the Subscriber may be required to hold the Securities indefinitely or to transfer the Securities in “private placements” that are exempt from registration under the U.S. Securities Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the hands of the Subscriber. As a consequence, the Subscriber understands that it must bear the economic risks of the investment in the Securities for an indefinite period of time.

14.	It understands and acknowledges that Rule 144 under the 1933 Act is not available for resales of securities of issuers that have ever had (i) no or nominal operations and (ii) no or nominal assets other than cash and cash equivalents. Therefore, if the Corporation were ever to be deemed to be, or to have ever been, such an issuer, Rule 144 under the U.S. Securities Act may be unavailable for resales of the Securities, unless and until the Corporation has satisfied the applicable conditions.

15.	It understands and acknowledges that the Corporation (i) is not obligated to remain a “foreign issuer” (as defined in Regulation S under the U.S. Securities Act; (ii) may not, at the time the Securities are resold by it or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions that could cause the Corporation not to be a foreign issuer. If the Corporation is not a foreign issuer at the time of any transfer of the Securities pursuant to Rule 904 of Regulation S under the U.S. Securities Act, the certificates representing the Securities may continue to bear the legend contained above.

16.	Upon execution of this Exhibit 1 by the undersigned Subscriber, this Exhibit 1 and Appendix A hereto shall be incorporated into and form a part of the Subscription Agreement to which this Exhibit is attached.

Dated:                                         , 2013.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from the Subscriber)

Title

APPENDIX A

TO EXHIBIT 1

Declaration for removal of legend

TO:	Computershare Trust Company of Canada as registrar and transfer agent for the common shares of Transition Therapeutics Inc. (the Corporation)

RE: Sale of                                         , represented by certificate number                     (describe securities)

The undersigned (a) acknowledges that the sale of the securities of Transition Therapeutics Inc. (the Corporation) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the U.S. Securities Act) and (b) certifies that (1) the undersigned is not an affiliate (as that term is defined in Rule 405 under the U.S. Securities Act) of the Corporation, (2) the offer of such securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (B) the transaction was executed in, on or through the facilities of the TSX Venture Exchange or the Toronto Stock Exchange or another designated offshore securities market as defined in Regulation S under the U.S. Securities Act and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

By:		Dated:
Signature

Name (please print)

EXHIBIT 2

REPRESENTATION LETTER

(FOR ALL SUBSCRIBERS)

TO:	Transition Therapeutics (the Corporation)

(Capitalized terms not specifically defined in this Exhibit have the meaning ascribed to them in the Subscription Agreement to which this Exhibit is attached)

In connection with the execution by the undersigned Subscriber of the Subscription Agreement which this Representation Letter forms a part of, the undersigned Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	the undersigned Subscriber is resident in the United States and is purchasing the Units as principal for its own account;

2.	the undersigned Subscriber is an “accredited investor” within the meaning of National Instrument 45-106 “Prospectus and Registration Exemptions” (NI 45-106) by virtue of satisfying the indicated criterion as set out in Appendix A to this Representation Letter;

3.	the undersigned Subscriber was not created, and is not used, solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of “accredited investor” in NI 45-106; and

4.	upon execution of this Representation Letter by the undersigned Subscriber, this Representation Letter, including Appendix A hereto, shall be incorporated into and form a part of the Subscription Agreement.

Dated: , 2013.

Print name of Subscriber

By:
Signature

Print name of Signatory (if different from Subscriber)

Title

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION(S) IN

APPENDIX A ON THE FOLLOWING PAGES

APPENDIX A

TO EXHIBIT 2

NOTE: PLEASE MARK YOUR INITIALS BESIDE THE APPLICABLE CATEGORY OR CATEGORIES OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Accredited Investor (defined in NI 45-106) means:

(a)	a Canadian financial institution, or a Schedule III bank; or

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

(c)	a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary; or

(d)	a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador); or

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d); or

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada; or

(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec; or

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government; or

(i)	a pension fund that is regulated by the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction of Canada; or

(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000; or

(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year; or

(Note: if individual accredited investors wish to purchase through wholly- owned holding companies or similar entities, such purchasing entities must qualify under section (t) below, which must be initialled)

(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000; or

(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements; or

(n)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [minimum amount investment], or 2.19 [additional investment in investment funds] of NI 45-106, or

(iii) a person described in paragraph (A) or (B) that acquires or acquired securities under section 2.18 [investment fund reinvestment] of NI 45-106; or

(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt; or

(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be; or

(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund; or

(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded; or

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function; or

(t)	a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in NI 45-106); or

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor.

For the purposes hereof:

“affiliate” means an issuer connected with another issuer because (a) one of them is the subsidiary of the other, or (b) each of them is controlled by the same person;

“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

“Canadian financial institution” means (a) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (b) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“consultant” means for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution, provides the services under a written contract with the issuer or a related entity of the issuer, and spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes (a) for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner; and (b) for a consultant that is not an individual, an employee, executive officer, or director of the consultant, provided that the individual employee, executive officer, or director spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer;

“control person” has the same meaning as in securities legislation;

“director” means (a) a member of the board of directors of a company or an individual who performs similar functions for a company, and (b) with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means (a) a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and (b) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not: (i) have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and (ii) have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“executive officer” means, for an issuer, an individual who is a chair, vice-chair or president, a vice-president in charge of a principal business unit, division or function including sales, finance or production, or performing a policy-making function in respect of the issuer;

“financial assets” means (a) cash, (b) securities, or (c) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“founder” means, in respect of an issuer, a person who, acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and at the time of the distribution or trade is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“holding entity” means a person that is controlled by an individual;

“individual” means a natural person, but does not include (a) a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or (b) a natural person in the person’s capacity as trustee, executor, administrator or other legal personal representative;

“insider” means: (a) a director or an officer of an issuer; (b) a director or an officer of a person that is itself an insider or a subsidiary of an issuer; (c) a person that has (i) beneficial ownership of, or control or direction over, directly or indirectly, or (ii) a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of an issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution; (d) an issuer that has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security; (e) a person designated as an insider in an order made under the Securities Act (British Columbia); or (f) a person that is in a prescribed class of persons;

“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution , and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c.112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c.429 whose business objective is making multiple investments;

“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;

“local jurisdiction” means the jurisdiction in which the applicable Canadian securities regulatory authority is situate;

“mutual fund” has the meaning ascribed to it under the securities legislation of the local jurisdiction;

“non-redeemable investment fund” means an issuer (a) whose primary purpose is to invest money provided by its securityholders, (b) that does not invest: (i) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or (ii) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and (c) that is not a mutual fund;

“permitted assign” means, for a person that is an employee, executive officer, director or consultant of an issuer or of a related entity of the issuer, a trustee, custodian, or administrator acting on behalf of, or for the benefit of the person, a holding entity of the person, a RRSP, RRIF or TFSA of the person, a spouse of the person, a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the person, a holding entity of the spouse of the person, or a RRSP, RRIF or TFSA of the spouse of the person;

“person” includes (a) an individual, (b) a corporation, (c) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and (d ) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“promoter” means a person who (a) acting alone or in concert with one or more other persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, or (b) in connection with the founding, organization or substantial reorganization of the business of the issuer, directly or indirectly receives, in consideration of services or property or both, 10% or more of a class of the issuer’s own securities or 10% or more of the proceeds from the sale of a class of the issuer’s own securities of a particular issue, but does not include a person who (c) receives securities or proceeds referred to in paragraph (b) solely (i) as underwriting commissions, or (ii) in consideration for property, and (d) does not otherwise take part in founding, organizing or substantially reorganizing the business;

“regulator” means, for the local jurisdiction, the person referred to in Appendix D of National Instrument 14-101 opposite the name of the local jurisdiction;

“related liabilities” means (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (b) liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“spouse” means an individual who (a) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (b) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (c) in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Control

A person (first person) is considered to control another person (second person) if the first person beneficially owns or, directly or indirectly, exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, the second person is a partnership, other than a limited partnership, and first person holds more than 50% of the interests of the partnership, or the second person is a limited partnership and the general partner of the limited partnership is the first person.

In respect of the definitions of “holding entity” and “related entity” above, a person (first person) is considered to control another person (second person) if the first person, directly or indirectly, has the power to direct the management and policies of the second person by virtue of ownership of or direction over voting securities in the second person, a written agreement or indenture, being the general partner or controlling the general partner of the second person, or being a trustee of the second person.

All monetary references are in Canadian Dollars.